EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-3/A of VA Software Corporation of our report dated August 20, 2003, relating to the consolidated financial statements, and financial statement schedules, which appears in the Company's Annual Report on Form 10-K for the year ended July 31, 2003. We also consent to the reference to us under the heading Experts in such Registration Statement.


                                             /s/ PricewaterhouseCoopers LLP
                                             -----------------------------------
                                             PricewaterhouseCoopers LLP
                                             San Jose, California

March 30, 2004